                                                                      Exhibit 99

NEWS RELEASE

                                    APOGEE

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 8, 1998

                        APOGEE ENTERPRISES, INC. REPORTS
                     FOURTH QUARTER AND FISCAL 1998 RESULTS
    -- Net loss primarily reflects nonrecurring charges and operating losses from international curtainwall units.
   Management remains confident of earnings expectations for fiscal 1999  --

 .  Apogee had a fourth quarter loss due to:
   -- Nonrecurring charges and operating losses related to Apogee's exit from international curtainwall.
   -- Auto Glass had a larger loss than expected due to weak industry demand and a write-off of certain information systems assets.
 . Nonrecurring charges and operating losses from international curtainwall also caused a loss for fiscal 1998.
   -- Apogee's ongoing businesses, aside from Auto Glass, posted solid profit growth in FY98.

  Fourth Quarter and Fiscal 1998 Highlights (Amounts in thousands, except per share data and percentages)

--------------------------------------------------------------------------------------------------------------------------------
                                              Fourth Quarter Ended         %                    12-Months Ended            %
                                             2/28/98         3/1/97      Change              2/28/98         3/1/97      Change
--------------------------------------------------------------------------------------------------------------------------------
Net Sales                                   $207,943       $240,234      (13)%              $912,831       $950,777       (4)%
Net Earnings (Loss) (1)                     $(57,051)      $  5,663       N/M               $(51,055)      $ 26,220       N/M
Diluted Earnings (Loss) per Share (1)       $  (2.06)      $   0.20       N/M               $  (1.84)      $   0.93       N/M
Average Shares Outstanding - Diluted          27,646         28,497       (3)%                27,795         28,057       (1)%
Operating Income (Loss) (1)                 $(68,657)      $  9,132       N/M               $(55,267)      $ 46,496       N/M
-- Glass Technologies                       $  5,918       $  5,446        9%               $ 27,330       $ 19,908        37%
-- Auto Glass                               $ (5,669)      $  1,284       N/M               $ 15,046       $ 20,149      (25)%
-- Building Products & Services             $(68,320)      $  2,194       N/M               $(96,433)      $  5,557       N/M
-- Corporate and other                      $   (586)      $    208       N/M               $ (1,210)      $    882       N/M
--------------------------------------------------------------------------------------------------------------------------------

(1) FY 1998 Q4 includes nonrecurring charge of $35.9 million pre-tax; $34.9 million after-tax, or $1.26 per share.
    FY 1998 includes nonrecurring charges of $61.9 million pre-tax; $50.9 million after-tax, or $1.83 per share.
    Both Q4 and Q3 nonrecurring charges primarily relate to Apogee's exit from European and Asian curtainwall.

================================================================================
"We are very disappointed by the results, but we now believe we have taken the charges needed for Apogee's exit from its Asian and European curtainwall businesses. While we expected a tough fourth quarter, we did not anticipate the magnitude of the operating losses from international curtainwall. On a positive note, our remaining businesses are in their strongest position collectively in years, and we remain on track to produce fiscal 1999 earnings per share that are on par with our record fiscal 1997."
           -- Russell Huffer, President and Chief Executive Officer
================================================================================

Apogee Enterprises, Inc.   At the Company:                At the Financial Relations Board:
7900 Xerxes Ave., South    Donald W. Goldfus, Chairman    Larry Stein        Suzy Lynde
Minneapolis, MN 55431      Russell Huffer, CEO            General Inquiries  Investor Inquiries
(612) 835-1874             Robert G. Barbieri, CFO        (312) 266-7800     (312) 266-7800
                           (612) 835-1874

NEWS RELEASE

                                    APOGEE

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 8, 1998

                        APOGEE ENTERPRISES, INC. REPORTS
                     FOURTH QUARTER AND FISCAL 1998 RESULTS
    -- Net loss primarily reflects nonrecurring charges and operating losses from international curtainwall units.
   Management remains confident of earnings expectations for fiscal 1999 --

MINNEAPOLIS, MN, April 8, 1998 -- Apogee Enterprises, Inc. (Nasdaq: APOG) today announced that it had net losses for both the fourth quarter and full-year fiscal 1998, mainly due to nonrecurring charges and operating losses related to the company's exit from its Asian and European curtainwall operations. For the fourth quarter, in addition to previously announced nonrecurring charges totaling $35.9 million pre-tax or $1.26 diluted per share related to exiting its European curtainwall operations, Apogee incurred $32.0 million in operating
losses related to its Asian and European curtainwall operations.   While Auto
Glass also reported a fourth quarter loss, Glass Technologies was solidly profitable in the fourth quarter.

"We believe we have now taken the charges needed for Apogee's exit from its Asian and European curtainwall businesses," said Russell Huffer, Apogee's President and Chief Executive Officer. "We are very disappointed by the size and scope of our fourth quarter loss. While we expected a tough quarter, we did not anticipate the magnitude of the operating losses related to our exit from international curtainwall. In addition, Auto Glass had a larger than expected operating loss due to weak demand industrywide and a $1.8 million write-off of certain information systems assets."

Huffer added, "On a positive note, our remaining businesses are in their strongest position collectively in years, with Glass Technologies embarking on the largest expansion in Apogee's history, Auto Glass now #2 in its industry, and four solidly profitable businesses in Building Products & Services. We continue to expect to produce fiscal 1999 earnings per share that are on par with our record fiscal 1997, and look forward to further growth in the years ahead."

                                   - more -

Apogee Enterprises, Inc.
Add 2


Fourth Quarter Results

For the fourth quarter ended February 28, 1998, Apogee had a net loss of $57.1 million or $2.06 diluted per share, compared with net earnings of $5.7 million or $0.20 diluted per share for fiscal 1997. The fourth quarter fiscal 1998 net loss included a nonrecurring pre-tax charge of $35.9 million or $1.26 diluted per share, plus operating losses of $32.0 million or $0.72 diluted per share related to the Asian and European curtainwall operations being exited by Apogee.

Fourth quarter sales decreased 13 percent to $207.9 million, as sales growth at Glass Technologies and Auto Glass was more than offset by a 36 percent decrease at Building Products & Services. The exit from Europe resulted in the deconsolidation of those operations for all of fiscal 1998.

Apogee reported a fourth quarter operating loss of $68.7 million compared with operating income of $9.1 million in the prior year. Operating income at Glass Technologies rose 9 percent to $5.9 million on a 14 percent increase in sales, as margins were reduced by low unit volume at Viratec's CaRT/(R)/ operation. As previously announced, this operation has been closed in advance of an anticipated move to a location nearer to its customers' computer monitor supply chains. Auto Glass recorded an operating loss of $5.7 million (including a $1.8 million write-off) compared with operating income of $1.3 million a year ago, while Building Product & Services had an operating loss of $68.3 million versus operating income of $2.2 million in the year-ago period, as operating losses and a nonrecurring charge recorded in its international curtainwall operations more than offset a profitable quarter collectively in its U.S. curtainwall and non-curtainwall businesses.

Huffer detailed the main items that led to the fourth quarter net loss:

 . $17.0 million primarily related to write-downs on three of the remaining projects in Asia, as well as costs incurred on projects in which, from an accounting standpoint, Apogee was unable to recognize revenue during the quarter. Any future revenue recognized by these projects would be in addition to Apogee's fiscal 1999 earnings forecasts.

 . A previously announced (February 26) fourth quarter after-tax charge of $34.9 million, or $1.26 diluted per share. This charge provided amounts for exiting all international curtainwall and related operations. The cash impact of the action is expected to result in expenditures of $16 million.

 . A fourth quarter loss of $5.7 million in Auto Glass, as soft demand industrywide reduced sales growth and profit margins in a seasonally soft quarter. Part of the Auto Glass loss was due to the $1.8 million write-off resulting from a decision to choose a more effective information technology strategy.

                                   - more -

Apogee Enterprises, Inc.
Add 3


Fiscal 1998 Results

For the fiscal year ended February 28, 1998, Apogee had a net loss of $51.1 million or $1.84 diluted per share, compared with net earnings of $26.2 million or $0.93 diluted per share in the prior year. The fiscal 1998 net loss included nonrecurring charges totaling $61.9 million or $1.83 diluted per share, including the previously announced $35.9 million pre-tax charge in the fourth quarter and the $26.0 million pre-tax charge in the third quarter, plus operating losses of $53.8 million or $1.20 diluted per share related to the Asian and European curtainwall operations being exited by Apogee.

Sales decreased 4 percent to $912.8 million, as double-digit growth in Glass Technologies and Auto Glass was offset by the expected reduction in sales by Building Products & Services as well as the deconsolidation of the European curtainwall unit.

Apogee had a fiscal 1998 operating loss of $55.3 million, due to a $96.4 million operating loss in Building Products & Services resulting from nonrecurring charges and operating losses related to its exit from Asian and European curtainwall. Auto Glass operating income decreased 25 percent in fiscal 1998 to $15.0 million, as its fourth quarter loss offset a 10 percent increase in operating income through the first nine months of the year. Glass Technologies continued to show strong growth, with operating income up 37% to $27.3 million, led by excellent performance in each of its businesses.

Looking Ahead

"Our exit from international curtainwall is exceedingly difficult, but we are now moving into position for considerably stronger performance over the long term," said Huffer. "We are taking a very aggressive approach toward increasing profitability and realizing the potential of our businesses. In fiscal 1999 alone, we intend to invest an estimated $100 million in capital expenditures, primarily in our Glass Technologies businesses."

Huffer addressed the prospects in each of Apogee's business segments: "The losses from international curtainwall masked the considerable progress in the ongoing businesses of our Building Products & Services segment. In fact, each of this segment's ongoing businesses, including U.S. curtainwall, were solidly profitable in fiscal 1998. These units are positioned for further progress in fiscal 1999, particularly with the industry's favorable business conditions.

"Unquestionably, Auto Glass is a top priority for fiscal 1999. Our Auto Glass business recently became the second largest company in its market due to an industry merger, and we are already seeing positive signs from this enhanced position. At the same time, we are very focused on improving productivity, and these efforts could benefit from recent increases in industry pricing.

                                   - more -

Apogee Enterprises, Inc.
Add 4


"We now clearly expect Glass Technologies to be Apogee's main sales and earnings driver. During the past four years, segment sales have more than doubled and operating income has more than tripled. Even still, demand has outpaced our production capabilities. Now, we expect to realize the potential of this business by investing approximately $80 million in capital expenditures in fiscal 1999. Although the start-up costs of these new operations will reduce fiscal 1999 results, the positive impact on future years could be considerable. We expect this expansion program to increase the segment's sales in the next few years, with further improvement in profit margins."


CAUTIONARY STATEMENT

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to competitive pricing, commercial building market conditions, management of growth or restructuring of core business units, expected cost savings from the restructuring cannot be fully realized or realized within the expected time frame, revenues following the restructuring are lower than expected, costs or difficulties related to the operation of the businesses or execution of the restructuring are greater than expected, the realization of expected economies gained through expansion and information systems technology, the impact of foreign currency markets and other factors are set forth in the cautionary statements included in Exhibit 99 to Apogee's Form 10-K filed with the Securities and Exchange Commission. Apogee wishes to caution investors and others to review the statements set forth in Exhibit 99 and that other factors may prove to be important in affecting Apogee's business or results of operations.

Apogee Enterprises, Inc. is a leading fabricator, distributor and installer of value-added glass products and systems. The company is organized into three operating segments: Building Products & Services (BPS), Glass Technologies (GT) and Auto Glass (AG). Headquartered in Minneapolis, the company's stock is traded on the Nasdaq Stock Market under the symbol APOG.

For more information on Apogee Enterprises, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO and enter the company code ticker APOG.

                           Financial tables follow...

                   APOGEE ENTERPRISES, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)

                                             Thirteen          Thirteen                   Fifty-two        Fifty-three
                                            Weeks Ended       Weeks Ended      %         Weeks Ended       Weeks Ended      %
                                         February 28, 1998   March 1, 1997   Change   February 28, 1998   March 1, 1997   Change
                                         -----------------   -------------   ------   -----------------   -------------   ------
Net sales                                $         207,943   $     240,234     -13%   $         912,831   $     960,777      -4%

Operating income (loss)                            (68,657)          9,132      N/M             (55,267)         48,496      N/M

Net earnings (loss)                      $         (57,051)  $       5,663      N/M   $         (51,055)  $      26,220      N/M

Earnings (loss) per share - basic        $           (2.06)  $        0.20      N/M   $           (1.84)  $        0.96      N/M

Earnings (loss) per share - diluted      $           (2.06)  $        0.20      N/M   $           (1.84)  $        0.93      N/M

Average shares outstanding - basic              27,646,483      27,690,832       --          27,795,173      27,384,023       2%

Average shares outstanding - diluted            27,646,483      28,497,449      -3%          27,795,173      28,057,088      -1%

Cash dividends per common share                     $0.050          $0.045      11%              $0.190          $0.175       9%
--------------------------------------------------------------------------------------------------------------------------------

                         BUSINESS SEGMENTS INFORMATION
                                  (Unaudited)

                                             Thirteen          Thirteen                   Fifty-two        Fifty-three
                                            Weeks Ended       Weeks Ended      %         Weeks Ended       Weeks Ended      %
                                         February 28, 1998   March 1, 1997   Change   February 28, 1998   March 1, 1997   Change
                                         -----------------   -------------   ------   -----------------   -------------   ------
Sales

Glass technologies                       $          55,722   $      48,951      14%   $         227,203   $     192,827      18%

Auto glass                                          75,667          71,535       6%             347,191         307,935      13%

Building products & services                        78,605         122,165     -36%             348,892         460,714     -24%

Eliminations                                        (2,051)         (2,417)    -15%             (10,455)        (10,699)     -2%
                                         -----------------   -------------   ------   -----------------   -------------   ------

Total                                    $         207,943   $     240,234     -13%   $         912,831   $     950,777      -4%
                                         =================   =============   ======   =================   =============   ======


Operating income (Loss)

Glass technologies                       $           5,918   $       5,446       9%   $          27,330   $      19,908      37%

Auto glass                                          (5,669)          1,284      N/M              15,046          20,149     -25%

Building products & services                       (68,320)          2,194      N/M             (96,433)          5,557      N/M

Corporate and other                                   (586)            208      N/M              (1,210)            882      N/M
                                         -----------------   -------------   ------   -----------------   -------------   ------

Total                                    $         (68,657)  $       9,132      N/M   $         (55,267)  $      46,496      N/M
                                         =================   =============   ======   =================   =============   ======

                                     ####